Exhibit 10.9
SECOND ADDENDUM TO EMPLOYMENT AGREEMENT BETWEEN:

(1)Kelly Services Management Sarl (hereinafter the "Company"); and

(2)BERENDINA MARIA BEKHUIS KOOLHAAS, Rue du Littoral 14, 2025 Chez-le-Bart

Dated:

PRELIMINARY STATEMENT

The Company, a subsidiary of Kelly Services Inc., a Delaware Corporation ("Kelly Services") employs the Employee under the terms of an Employment Agreement based in Switzerland (the "Employment Agreement") effective from 1 June 2008. The Company desires to exercise the rights conferred upon it pursuant to Article 5 of the Employment Agreement and to confer upon the Employee the benefits set out in Article 1 below.

1ARTICLE 1 - BENEFITS

1.1.With the following supplement the Company agrees to provide Employee with indemnification provided to other officers and directors of Kelly Services pursuant to Article VIII of its bylaws. In addition, the Company shall arrange to provide the Employee, when serving as a director or officer or otherwise meeting the definition as an insured person under an applicable policy, access to any director and officer liability insurance coverage carried by the Company or Kelly Services.
1.2.Subject to Article 11 of the Employment Agreement, during the term of this Agreement the Employee will receive severance benefits equivalent to that of a Tier 3 Participant under the Kelly Services Senior Executive Severance Plan approved by the Board of Directors of Kelly Services, from time to time (the “Plan”) in the event of termination of the Employee’s employment for Good Reason by the Employee in connection with a Change in Control as set forth within the Plan. The severance benefits shall be less the salary paid during the applicable notice period, any continued salary payments during an extension of the notice period (in particular the reasons pursuant to Art. 336c of the Swiss Code of Obligations (“CO”)), less any continued salary payments in the 12 months before the termination notice was handed over during any absence related to the reasons pursuant to Art. 336 c CO and less any salary payments during any period of garden leave in the 12 months before the employment terminates. “Change of Control”, “Good Reason” and “Tier 3 Participant” as used in this paragraph shall have the meanings set forth in such Plan, whereas “Good Reason” shall exclude, but not be limited to, any termination for a reason entitling to a summary dismissal pursuant to article 337 CO and all justified reasons pursuant to article 340c para. 2 CO.  For the avoidance of doubt, the Employee is not a participant in the Plan, however the addition of this clause is designed to provide for financial protection in the event of unexpected job loss, in order to encourage the continued attention of participants who are expected to make substantial contributions to the success of the Company and therefore provide for stability and continuity of management.

2ARTICLE 2 – ENTRY INTO FORCE

As part of the current employment contract, this addition will enter into force as of 17th May 2022.

3ARTICLE 3 - MISCELLANEOUS

3.1This Second Addendum shall be constructed in accordance with the Employment Agreement which, unless the contrary intention appears, shall continue unaffected by the terms contained herein. For the surplus, this Second Addendum shall be governed by Swiss law.

3.2No provision of this Second Addendum may be modified, waived or discharged unless agreed to in writing and signed by the Employee and the undersigned Company representative or his successor.

3.3The Employment Agreement, along with the First and Second Addendums set forth the entire understanding of the parties in relation to the Employee's appointment as Senior Vice President, International Business Unit President, and no statement, representation, warranty or covenant, either expressed or implied, has been made by the Company except as expressly set forth herein.

3.4The headings in this First Addendum are for convenience only and shall not affect its construction or interpretation.

As agreed in Neuchâtel on 25th April 2022, in two copies, of which one for each party.

Kelly Management SARL Signature:	Employee Signature:
/s/ Olivier Thirot	/s/ Berendina Maria Bekhuis Koolhaas
Olivier Thirot Director	Berendina Maria Bekhuis Koolhaas Senior Vice President and President International

/s/ Silvan Hoevenaars
Silvan Hoevenaars Director